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                                                                    Exhibit 21.1


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                                                                                                   NAIC #             FEIN #
XL CAPITAL LTD - CAYMAN                                                                                             98-0191089
      XL CAPITAL INVESTMENT MANAGEMENT LTD - BERMUDA
      EXEL HOLDINGS LIMITED - CAYMAN
           XL INSURANCE LTD - BERMUDA
                  XL FINANCIAL ASSURANCE LTD. (85%) - BERMUDA
                  XL CAPITAL PRODUCTS LTD - BERMUDA
                  XL INVESTMENTS LTD - BERMUDA
                     X.L. Investment Private Trustee Ltd. - BERMUDA
                          X.L. Investments (Barbados) Inc. - BARBADOS
                               Annuity & Life Re (Holdings) Ltd (5.6%) - BERMUDA
                  First Cumberland Bank, Inc. - BARBADOS
                  Garrison Investments Inc. - BARBADOS
                  Kensington Investments Inc. - BARBADOS
                          XLB Partners Inc. - BARBADOS IBC
                          Cumberland Holdings, Inc. - DE                                                            98-0174616
                               Cumberland California, Inc. - DE                                                     98-0174621
                                    Pareto Hughes Research (30%) - DE                                               95-4590570
                                    Pareto Partners (30%)  - CA                                                     13-3609837
                               Cumberland New York, Inc. - DE                                                       98-0174619
                                    Pareto (30%) - NY                                                               95-4627346
                  InQuisLogic Ltd. - BARBADOS
                  InQuisLogic Inc. - DE                                                                             06-1542517
                  RiskConnect Ltd. - BARBADOS
                  RiskConnect Inc. - DE
                  FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD. (20%) - BERMUDA
                  XL GLOBAL SERVICES (BERMUDA) LTD. - BERMUDA
                  X.L. HOLDINGS BARBADOS LTD. - BARBADOS
                               X.L. America, Inc. - DE                                                              06-1516268
                                    ECS INC. - PA                                                      23-2152934
                                        ECS Alternative Market Services, Inc. - PA                     23-2741979
                                        ECS Holdings, Inc. - DE                                        23-2683777
                                        ECS International, Inc. - DE                                   23-2683775
                                        ECS Asesores en Seguros  Medioambientales, S.A.R.L. - SPAIN
                                        The ECS Group, Ltd - UK                                           2711579
                                            ECS Underwriting Ltd. - UK                                    2549841
                                        ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V. - MEXICO
                                        Risk & Insurance Services, Inc. - BARBADOS
                                        ECS Underwriting, Inc. - PA                                    23-2901851
                                        ECS Claims Administrators, Inc. - PA                           23-2614107
                                        ECS Risk Control, Inc. - PA                                    23-2321718
                                        ECS Child Care Center, Inc. - PA                               23-2866192
                        Brockbank Insurance Services, Inc. - CA
                        Global Credit Analytics, Inc. - DE                                                          13-4048460
                        XL Global Services, Inc. - DE                                                               06-1527321
                             NAC RE CORPORATION - DE                                                        20583   13-3297840
                                    NAC Reinsurance Corporation (A - 76%) - NY
                                    NAC Re Investment Holdings, Inc. - DE                                           06-1529606
                                    Greenwich Insurance Company (A - 5%) - CA                               22322   95-1479095
                                          Warranty Support Services, Inc. - NY
                                    Indian Harbor Insurance Company (A - 5%) - ND                           36940   06-1346380
                                    XL Insurance Company of New York, Inc. (A - 7%) - NY                    40193   13-3787296
                                    XL Capital Assurance Inc. - NY                                          11007   13-4079733
                                    Intercargo Corporation  - DE                                                    36-3414667
                                          International Advisory Services Inc. - IL                                 36-3081634
                                          XL Specialty Insurance Company (A - 7%) - IL                      37885   85-0277191
                                                Intercargo Insurance Company H.K. Ltd. - HK
                                          Intercargo International Limited - BVI                                     AA-004102
                        Element Re Capital Products Inc. - DE
                        Element Re Advisors Inc. - DE
                        XL Global Insurance, Inc. - DE
                        XL Global, Inc. - DE
            Element Reinsurance Ltd
            XL Financial Solutions Ltd - BERMUDA
            XL Trading Partners Ltd - BERMUDA
            SOVEREIGN RISK INSURANCE LTD. (50%) - BERMUDA
            X.L. ONE LTD. - BERMUDA
                  XL Europe Ltd (50%) - REPUBLIC OF IRELAND
            X.L. TWO LTD. - BERMUDA
                  XL Europe Ltd (50%) - REPUBLIC OF IRELAND
                        XL Australia Pty Ltd - AUSTRALIA
                        XL Prevent Ltd - UK
                        Le Mans Re (A - 49%) - FRANCE
            IPT COMPLIANCE LIMITED - UK
            EXEL CUMBERLAND LIMITED - UK
                  Pareto Partners (30%) - UK
                        Pareto Australia - AUSTRALIA
                  Vision Loyal Ltd. (30%) - UK
            INQUISCAPITAL HOLDINGS (BERMUDA) LIMITED - BERMUDA
                  InQuisLogic (Bermuda) Limited - BERMUDA
                  RiskConnect Limited - BERMUDA
      ANNUITY & LIFE RE (HOLDINGS) LTD (6%) - BERMUDA
      EXEL ACQUISITION LTD. - CAYMAN
            GCR HOLDINGS LIMITED - CAYMAN (IN LIQUIDATION)
      REEVE COURT INSURANCE COMPANY (50%) - BERMUDA
            REEVE COURT GENERAL PARTNER LIMITED
                    Reeve Court 6 Limited Partnership -  BERMUDA
                    Reeve Court 4 Limited Partnership - BERMUDA
      REEVE COURT HOLDINGS LTD. (50%) - BERMUDA
      X.L. PROPERTY HOLDINGS LTD. - BERMUDA
   MID OCEAN LIMITED (100%)- CAYMAN
      MID OCEAN HOLDINGS LIMITED - BERMUDA
            XL Re Ltd - BERMUDA
                      NAC Re International Holdings - UK
                      NAC Reinsurance International Limited - UK
                  XL Services UK Limited - UK
                  ECS Reinsurance Company Inc. - BARBADOS                                                           98-0086637
                  Sunshine State Holdings Corporation (24%) - FL The Shipowners
                  Insurance and Guaranty Company Ltd. (4.6%) - BERMUDA
                  Global Capital Underwriting Ltd. - UK
                  LARC Holdings, Ltd. - BERMUDA
                        Latin American Reinsurance Company, Ltd. - BERMUDA
            Ridgewood Holdings Limited - BERMUDA
                        XL Capital International Limited - UK
                              XL Financial Products Ltd - UK
                  Admiral Group Limited (10%)
                  XL Brockbank Group Plc - UK
                        Brockbank Holdings Limited - UK
                              Baltusrol Holdings Ltd - BERMUDA
                        County Down Limited - CORPORATE MEMBER SYNDICATE 2253
                        Dornoch Limited - CORPORATE MEMBER SYNDICATE 1209
                        Stonebridge Underwriting Limited
                        XL Brockbank Underwriting Ltd - UK
                              Brockbank Personal Lines Limited - SYNDICATES 253/2253
                              Cassidy Brockbank Limited (DORMANT)
                              XL Brockbank Ltd - SYNDICATES 588/861/1209
                              Denham Syndictae Management Limited
                                    Brockbank Syndicate Services Limited
                                    Sextant International Limited (25%)


A.    Company is a member on NAC Reinsurance, Intercargo Pooling
      Agreement with individual company pooling %'s noted.
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